UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

Peloton Interactive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39058	47-3533761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Ninth Avenue, Sixth Floor New York, New York	10001
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (929) 567-0006

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 30, 2024, Peloton Interactive, Inc. (the “Company” or the “Borrower”) entered into an Amendment and Restatement Agreement, to which the Third Amended and Restated Credit Agreement is attached (the “Credit Agreement”), with each of the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and JPMorgan Chase Bank, N.A. and Goldman Sachs Lending Partners LLC as Joint Bookrunners and Joint Lead Arrangers, providing for a $1.0 billion term loan facility (the “Term Loan”) and a $100.0 million revolving credit facility (the “Revolving Facility”), which will each mature on May 30, 2029. Such facilities may be increased, and new term loans incurred, in each case as set forth in the Credit Agreement. The Credit Agreement amends and restates the Company’s existing second amended and restated credit agreement, dated as of May 25, 2022.

The Term Loan will initially bear interest at a rate equal to, at the Company’s option, either the Alternate Base Rate (as defined in the Credit Agreement) plus 5.00% per annum or the Term SOFR Rate (as defined in the Credit Agreement) plus 6.00% per annum. Any borrowings after the delivery of the financial statements and related Compliance Certificate for the first full fiscal quarter of the Borrower completed after the Third Restatement Effective Date (as defined in the Credit Agreement), the additional applicable rate for Alternate Base Rate loans or Term SOFR Rate loans shall be based on the Company’s First Lien Net Leverage Ratio (as defined in the Credit Agreement), with a 0.50% step-down to the extent the First Lien Net Leverage Ratio is less than 5.00 to 1.00. A Term Loan borrowed in Alternate Base Rate is subject to a 1.00% floor and a Term Loan borrowed in Term SOFR Rate term loan is subject to a 0.00% floor. The Term Loan amortizes in quarterly installments of 0.25%, payable at the end of each fiscal quarter and on the maturity date.

The Revolving Facility, when drawn, bears interest at a rate equal to, at the Company’s option, either the Alternate Base Rate (as defined in the Credit Agreement) plus 4.00% per annum or the Term SOFR Rate (as defined in the Credit Agreement) plus 5.00% per annum and with respect to the Commitment Fee, 0.50% per annum, provided that the Commitment Fee is subject to one 0.125% step-down after the delivery of the financial statements and related Compliance Certificate for the first full fiscal quarter of the Borrower completed after the Third Restatement Effective Date for which the First Lien Net Leverage Ratio is less than 5.00 to 1.00. A Revolving Loan borrowed in Alternate Base Rate is subject to a 1.00% floor and a Revolving Loan borrowed in Term SOFR Rate term loan is subject to a 0.00% floor.

The Credit Agreement contains customary affirmative covenants as well as customary covenants that restrict the Company’s ability to, among other things, incur additional indebtedness, incur liens or grant negative pledges, make loans and investments, conduct transactions with affiliates, sell certain assets, enter into certain swap agreements, guarantee obligations of third parties, declare dividends or make certain distributions and undergo a merger or consolidation or certain other transactions. The Credit Agreement also contains certain customary events of default.

The obligations under the Credit Agreement with respect to the Term Loan and the Revolving Facility are secured by substantially all of the Borrower’s assets, with certain exceptions set forth in the Credit Agreement, and are required to be guaranteed by certain material subsidiaries of the Borrower if, at the end of future financial quarters, certain conditions are not met. The Credit Agreement also includes financial covenants that require the Borrower to maintain (i) when revolving loans are outstanding as of the last business day of any week, total liquidity of not less than $250.0 million as of such day, and (ii) when revolving loans are outstanding as of the last day of any fiscal quarter, a minimum trailing four quarter consolidated subscription revenue of $1.2 billion.

The foregoing summary of the Credit Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the terms of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of the Registrant.

The information set forth in Item 1.01 regarding the direct financial obligations under the Third Amended and Restated Credit Amendment is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On May 30, 2024, the Company issued a press release announcing the closing of the previously announced holistic refinancing. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, except as otherwise expressly stated by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment and Restatement Agreement, dated as of May 30, 2024, among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and JPMorgan Chase Bank, N.A. and Goldman Sachs Lending Partners LLC as joint bookrunners and joint lead arrangers

99.1	Press Release, dated May 30, 2024, announcing the closing of the holistic refinancing

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2024		PELOTON INTERACTIVE, INC.

	By:	/s/ Tammy Albarrán
	Name:	Tammy Albarrán
	Title:	Chief Legal Officer